UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2011

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2011, the Board of Directors (the “Board”) of AOL Inc. (the “Company”) elected Alberto Ibargüen to the Board effective immediately. Mr. Ibargüen has been appointed to the Audit and Finance Committee. In connection with Mr. Ibargüen’s election to the Board, he will receive compensation from the Company pursuant to its annual compensation arrangements for non-employee directors, including: (i) a cash retainer of $100,000 and (ii) a grant of equity under the AOL Inc. 2010 Stock Incentive Plan valued at $150,000. Mr. Ibargüen will receive a pro-rated cash retainer and equity grant for the time he serves on the Board this year.

On January 26, 2011, William Hambrecht tendered his resignation as a director of the Company effective February 15, 2011. Mr. Hambrecht resigned from the Board in order to devote more time to other business opportunities. Mr. Hambrecht serves on the Audit and Finance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Julie Jacobs
	Name:	Julie Jacobs
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: January 31, 2011

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